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                                                                    EXHIBIT 99.1

                        INTERSTATE GENERAL COMPANY L.P.

                      CONSENT OF UNITHOLDERS TO PROPOSED
                               IGC RESTRUCTURING
                      ----------------------------------

          This consent card is being furnished by Interstate General Management Corporation ("IGMC"), the managing general partner of Interstate General Company L.P. ("IGC"), to the holders of IGC Units in connection with the solicitation of consents to (i) the proposed transfer to IGC's principal real estate operations and assets to American Community Properties Trust ("ACPT"), (ii) the pro rata distribution of all of the Common Shares of ACPT to the partners of IGC (including the IGC Unitholders), and (iii) if necessary, the liquidation of IGC, (collectively the "Restructuring"), all as set forth more fully in the accompanying Consent Solicitation Statement/Prospectus dated _____________. No meeting of IGC Unitholders will be held in connection with the Restructuring, thus IGC Unitholders may vote on the Restructuring only by completing this
                                                   ----
consent card.

          Please complete, sign, and date this consent card and return it promptly to the Secretary of IGMC at 222 Smallwood Village Center, St. Charles, Maryland 20602, but no later than ___________. If this consent card is returned without voting instructions, the holder of IGC Units represented by this consent card will be considered to have consented to the Restructuring. Any consent card completed and returned may be revoked by delivering notice of revocation of such consent, or a duly executed consent card bearing a later date, to the Secretary of IGMC prior to ___________________.

PLEASE MARK THE APPROPRIATE BOX:

[ ] APPROVE OF THE PROPOSED RESTRUCTURING.

[ ] DO NOT APPROVE OF THE PROPOSED RESTRUCTURING.


________________________________________  _____________________
NAME OF UNITHOLDER                        NUMBER OF UNITS HELD


________________________________________  _____________________, 1998
SIGNATURE                                 DATE


___________________________________
TITLE OR AUTHORITY, IF APPLICABLE

NOTE: IF UNITS ARE REGISTERED IN MORE THAN ONE NAME, THE SIGNATURES OF ALL SUCH PERSONS ARE REQUIRED. A CORPORATION SHOULD SIGN IN ITS FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER, GIVING HIS OR HER TITLE. A PARTNERSHIP SHOULD SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON. TRUSTEES, GUARDIANS, EXECUTORS AND ADMINISTRATORS SHOULD SIGN IN THEIR OFFICIAL CAPACITY, GIVING FULL TITLE AS SUCH.

PLEASE COMPLETE, SIGN AND DATE THIS CONSENT CARD AND RETURN IT PROMPTLY. CONSENT CARDS RETURNED AFTER ______________ WILL NOT BE COUNTED.